Securities and Exchange Commision
                              450 5th Street, N.W.
                             Washington, D.C. 20549

Gentlemen:

     We have read and agree with the text in Item 4 of the For 8-K of JNS Marketing, Inc. dated January 10, 2001.


                                        James Scheifley & Associates, PC



                                        /s/ James Scheifley & Associates, PC
                                        -----------------------------------

Denver, Colorado
January 10, 2001